Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Second Quarter Results

•	Q2 revenue of $34.6 million and pro forma EPS of $0.02 in line with guidance

Miami, FL – August 11, 2009 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the second quarter, which ended July 3, 2009.

Second quarter 2009 revenue was $34.6 million, a 29% decrease (a 27% decrease, adjusting for constant currency) from the same period in 2008. Pro forma diluted earnings per share were $0.02 for the second quarter of 2009, as compared to $0.08 in the same period in 2008. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.00 for the second quarter of 2009, as compared to $0.10 in the same period in 2008.

At the end of the second quarter of 2009, the Company’s cash balances were $24.2 million, including marketable investments and restricted cash. During the second quarter of 2009, the Company repurchased approximately 163 thousand shares of its common stock at $2.12 per share, for a total cost of $346 thousand. As of the end of the second quarter, approximately $4.5 million remained available under the Company’s share repurchase program.

“Our second quarter results reflect the impact from the volatile economic environment which our clients are experiencing across the U.S. and International markets that we serve”, stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “However, as our Q3 guidance indicates, we now expect revenues to stabilize as a result of improved client activity which should allow us to improve our profitability during the balance of the year.”

Based on the current economic outlook, the Company estimates total revenue for the third quarter of 2009 to be in the range of $34.0 million to $36.0 million and estimates pro forma diluted earnings per share to be in the range of $0.02 to $0.04.

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Other Highlights

Fifth Annual European Best Practices Conference – Hackett announced plans for its Fifth Annual European Best Practices Conference in London October 15-16. The conference, entitled “Survival of the Fittest: How World-Class Companies Weather a Recession and Position for Recovery and Growth,” will feature presentations by executives from more than a dozen leading European companies, including: Rio Tinto, Rolls Royce, Shell International, Novartis, BASF, and Bombardier.

Global Business Services Research – Hackett released research detailing how companies are accelerating their evolution beyond shared services to manage their finance, IT, HR, and procurement operations under a new Global Business Services model. A Global Business Services approach breaks down functional boundaries within the back office, and nearly 45% of all companies in the Hackett study now incorporate three or more functions in their shared services operations, with some incorporating as many as five.

2009 Working Capital Analysis – REL’s 11th Annual Working Capital research, a joint effort of REL and CFO Magazine, found that the recession has made it dramatically harder for U.S. companies to collect from customers and manage inventory, leaving many with dangerously low levels of cash on hand. The research, which examined 2008 working capital performance by the 1000 largest public companies in the U.S., showed that strong working capital performance in the first three quarters of 2008 masked a 15.6% increase in working capital in Q4 2008 (compared to Q4 2007), one of the sharpest declines in performance since REL began its research.

G&A Service Delivery Strategy Research – Hackett issued research examining how the current economic climate is forcing companies to fundamentally redefine their G&A Service Delivery Strategy to support new operating models, business strategies, and more effectively realize economies of scale, scope, and skills. Hackett’s research details potential cost reductions of up to $234.0 million for a typical Global 1000 company with average annual revenue of $26.4 billion, and describes how companies are adapting their G&A strategies to successfully reconcile two seemingly conflicting demands: establish a model that is both agile and flexible, and achieve industry-leading cost, quality and cycle time performance levels.

IT Outsourcing Research – Hackett issued research showing that world-class IT organizations outsource a substantially larger portion of their IT processes than peer group companies, including close to half of all their technology infrastructure-related processes. According to Hackett’s research, companies with world-class IT organizations outsource 47% more of their technology infrastructure and 48% more of their application management than typical companies.

At 5:00 P.M. ET on Tuesday, August 11, 2009 the senior management of The Hackett Group, Inc. will host a conference call to discuss second quarter earnings results for the period ending July 3, 2009.

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The number for the conference call is (800) 857-9601, [Passcode: Second Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 11, 2009 and will run through 5:00 P.M. ET on Tuesday, August 25, 2009. To access the rebroadcast, please dial (888) 568-0132. For International callers, please dial (203) 369-3898. In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 11, 2009 and will run through 5:00 P.M. ET on Tuesday, August 25, 2009. To access the call, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insights from more than 4,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL brand, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 73% of the Fortune 100, 73% of the DAX 30 and 50% of the FTSE 100.

Founded in 1991, The Hackett Group was acquired by Answerthink, Inc. in 1997. Answerthink was renamed The Hackett Group, Inc. in 2008. The Hackett Group has global offices in the United States, Europe and Asia/Pacific.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our

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operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
Revenue:
Revenue before reimbursements	$31,382	$44,653	$67,372	$83,921
Reimbursements	3,234	4,447	6,760	9,017

Total revenue	34,616	49,100	74,132	92,938

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $529 and $261 and $1,089 and $658 of stock compensation expense in the quarters and six months ended July 3, 2009 and June 27, 2008, respectively)	20,381	25,296	42,655	48,259

Reimbursable expenses	3,234	4,447	6,760	9,017

Total cost of service	23,615	29,743	49,415	57,276

Selling, general and administrative costs (includes $218 and $839 and $324 and $1,387 of stock compensation expense in the quarters and six months ended July 3, 2009 and June 27, 2008, respectively)	10,791	15,437	23,630	28,019

Total costs and operating expenses	34,406	45,180	73,045	85,295

Income from operations	210	3,920	1,087	7,643
Other income (expense):
Interest income	11	112	36	279
Loss on marketable investments	(35)	—	(35)	—

Income before income taxes	186	4,032	1,088	7,922
Income tax expense	26	23	89	130

Net income	$160	$4,009	$999	$7,792

Basic net income per common share:
Net income per common share	$0.00	$0.10	$0.03	$0.19
Weighted average common shares outstanding	37,894	40,656	38,169	41,471

Diluted net income per common share:
Net income per common share	$0.00	$0.10	$0.03	$0.18
Weighted average common and common equivalent shares outstanding	38,070	41,751	38,387	42,317

Pro forma data (1):
Income before income taxes	$186	$4,032	$1,088	$7,922
Stock compensation expense	747	1,100	1,413	2,045
Amortization of intangible assets	172	191	332	388

Pro forma income before income taxes	1,105	5,323	2,833	10,355
Pro forma income tax expense	442	2,129	1,133	4,142

Pro forma net income	$663	$3,194	$1,700	$6,213

Pro forma basic net income per common share	$0.02	$0.08	$0.04	$0.15
Weighted average common shares outstanding	37,894	40,656	38,169	41,471

Pro forma diluted net income per common share	$0.02	$0.08	$0.04	$0.15
Weighted average common and common equivalent shares outstanding	38,070	41,751	38,387	42,317

(1)	The Company provides pro forma earnings results (which exclude amortization of intangible assets and stock compensation expense, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users’ understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 3, 2009	January 2, 2009
ASSETS

Current assets:
Cash and cash equivalents	$22,516	$32,060
Marketable investments	1,070	1,727
Accounts receivable and unbilled revenue, net	21,829	25,481
Prepaid expenses and other current assets	3,556	3,021

Total current assets	48,971	62,289

Restricted cash	600	600
Property and equipment, net	6,276	5,767
Other assets	1,120	1,392
Goodwill, net	65,231	63,616

Total assets	$122,198	$133,664

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,569	$3,711
Accrued expenses and other liabilities	21,977	34,277

Total current liabilities	24,546	37,988
Accrued expenses and other liabilities, non-current	1,200	1,759

Total liabilities	25,746	39,747

Shareholders’ equity	96,452	93,917

Total liabilities and shareholders’ equity	$122,198	$133,664

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The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	July 3, 2009	April 3, 2009	June 27, 2008
Revenue Breakdown by Group:
(in thousands)

The Hackett Group:
Benchmarking and Business Transformation (2)	$21,388	$23,784	$29,167
Executive Advisory Programs (3)	3,208	3,549	4,130

Total The Hackett Group	24,596	27,333	33,297

Hackett Technology Solutions (4)	10,020	12,183	15,803

Total Revenue	$34,616	$39,516	$49,100

Revenue Concentration:
(% of total revenue)

Top customer	7%	8%	4%
Top 5 customers	20%	21%	18%
Top 10 customers	31%	32%	29%

Key Metrics and Other Financial Data:

The Hackett Group:
The Hackett Group annualized revenue per professional (in thousands)	$327	$357	$462

Technology Solutions:
Technology Solutions consultant utilization rate	60%	61%	73%
Technology Solutions gross billing rate per hour	$144	$156	$169

Total Company:
Consultant headcount	507	532	548
Total headcount	679	723	729
Days sales outstanding (DSO)	57	50	65
Cash used in operating activities (in thousands)	$(1,337)	$(5,234)	$(1,556)
Depreciation (in thousands)	$525	$536	$508
Amortization (in thousands)	$172	$160	$191

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	163	1,018	675
Cost of shares repurchased in the quarter (in thousands)	$346	$2,117	$2,959
Average price per share of shares purchased in the quarter	$2.12	$2.08	$4.39
Remaining authorization (in thousands)	$4,495	$4,841	$6,307

(2)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(3)	Annual or multi-year contracts that provide clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(4)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily EPM Oracle.